Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

-Sales Increased 17.4%; On a Constant Currency Average Daily Sales Basis, Sales Increased 11.7%-
-EPS from Continuing Operations up 32% to $0.37-
- Board Declares $0.11 Dividend-

PORT WASHINGTON, NY, May 1, 2018 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2018.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
GAAP Results**	2018	2017
Net sales	$355.2	$302.5
Gross profit	$96.7	$81.8
Gross margin***	27.2%	27.0%
Operating income	$20.1	$12.4
Operating margin	5.7%	4.1%
Net income from continuing operations	$14.2	$10.3
Net income per diluted share from continuing operations	$0.37	$0.28
Net income (loss) from discontinued operations	$0.4	$(28.8)
Net income (loss) per diluted share from discontinued operations	$0.01	$(0.78)
Non-GAAP Results**
Operating income	$20.8	$13.3
Operating margin	5.9%	4.4%
Net income from continuing operations	$14.5	$8.8
Net income per diluted share from continuing operations	$0.38	$0.24

First Quarter 2018 Financial Summary:

•	Consolidated sales increased 17.4% to $355.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.7%.

•	Industrial Products Group (“IPG”) sales grew 11.6% to $212.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.5%.

•	France sales increased 27.3% to $143.0 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.1%.

•	Consolidated operating income grew 62.1% to $20.1 million compared to $12.4 million last year on a GAAP Basis. On a Non-GAAP basis, consolidated operating income grew 56.4% to $20.8 million.

•	Net income per diluted share from continuing operations grew 32.1% to $0.37. Non-GAAP net income per diluted share from continuing operations grew 58.3% to $0.38.

Larry Reinhold, Chief Executive Officer, said, “Our Industrial and France businesses both delivered outstanding financial performance in the first quarter, generating double digit local currency revenue increases and significant gains in operating income. Industrial revenue grew over 11% on a constant currency average daily sales basis with strength in both our core and expanding product categories and across our end markets. Gross and operating margins showed improvement as we increased leverage across our operations and continued to capitalize on our productivity initiatives. As a result, Industrial's operating income grew 30% in the first quarter. France generated strong revenue growth of 12% on a constant currency average daily sales basis, as it continued to outperform the local market. It delivered exceptional operating margin of almost 7%, and a 60% increase in operating income. With a strong reputation for customer service, excellent vendor relationships and a growing service offering, France is deepening relationships with its loyal customer base and strengthening its position as a one stop shop for business IT.”
“2018 is off to a great start and we remain well positioned to execute on our business plans and enhance the value of our businesses. Industrial and France are both highly successful and we remain focused on driving long-term performance through our growth and optimization initiatives. We are generating strong cash flows and continue to return capital to shareholders through our dividend, while maintaining significant financial flexibility to pursue strategic acquisitions that can enhance our growth.”
At March 31, 2018, the Company had total working capital of $190.3 million, cash and cash equivalents of $141.0 million and excess availability under its credit facility of approximately $71.1 million.  The Company has significant flexibility to return capital to shareholders, execute on its business plans, invest in strategic M&A, and continue investing in growth opportunities. The Company’s board of directors has declared a cash dividend of $0.11 per share to common stock shareholders of record at the close of business on May 14, 2018, payable on May 21, 2018.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its first quarter 2018 results today, May 1, 2018 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com ), through its operating subsidiaries, is a provider of industrial products in North America and technology products in France, going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG and European operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information and customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our business; general economic conditions, will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on March 31, 2018 and April 1, 2017. The first quarter of both 2018 and 2017 included 13 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 and 2017 are included in discontinued operations.  On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations.

*** During the second quarter of 2017, the Company decided to amend its presentation of certain costs associated with operating our Distribution Centers as well as costs associated with our Purchasing and Product Development Teams.  Historically these costs have been included as a component of costs of goods sold.   We are now including those costs as a component of Selling, Distribution, and Administrative Expenses.   This change is reflected in current and prior year periods and is not a restatement of any amounts, rather, an amendment to the presentation of these costs to better align with the Company’s MRO-oriented peer group in North America.

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2018	2017
Net sales	$355.2	$302.5
Cost of sales	258.5	220.7
Gross profit	96.7	81.8
Gross margin	27.2%	27.0%
Selling, distribution and administrative expenses	76.6	69.4
Operating income from continuing operations	20.1	12.4
Operating margin	5.7%	4.1%
Interest and other (income) expense, net	0.1	(0.2)
Income from continuing operations before income taxes	20.0	12.6
Provision for income taxes	5.8	2.3
Net income from continuing operations	14.2	10.3
Net income (loss) from discontinued operations	0.4	(28.8)
Net income (loss)	$14.6	$(18.5)
Net income per common share from continuing operations:
Basic	$0.38	$0.28
Diluted	$0.37	$0.28
Net income (loss) per common share from discontinued operations:
Basic	$0.01	$(0.78)
Diluted	$0.01	$(0.78)
Net income (loss) per common share:
Basic	$0.39	$(0.50)
Diluted	$0.38	$(0.50)
Weighted average common and common equivalent shares:
Basic	37.2	37.2
Diluted	37.9	37.2

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	March 31,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$141.0	$184.5
Accounts receivable, net	186.3	174.3
Inventories	130.9	131.5
Prepaid expenses and other current assets	5.5	3.8
Total current assets	463.7	494.1
Property, plant and equipment, net	14.7	15.1
Goodwill, intangibles and other assets	41.9	42.2
Total assets	$520.3	$551.4

Current liabilities:
Accounts payable and accrued expenses	$273.4	$260.1
Dividend payable	—	55.7
Total current liabilities	273.4	315.8
Deferred tax liability	0.1	0.1
Other liabilities	22.8	23.7
Shareholders’ equity	224.0	211.8
Total liabilities and shareholders’ equity	$520.3	$551.4

Supplemental Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended March 31,
	2018	2017	Change
Sales	$212.2	$190.2	11.6%
Average daily sales*	$3.3	$3.0	11.6%
Gross profit	$72.5	$63.4	14.4%
Gross margin	34.2%	33.3%
Operating income (Non-GAAP)**	$16.7	$12.9	29.5%
Operating margin (Non-GAAP)	7.9%	6.8%
European Technology Products Group (France)
	Quarter Ended March 31,
	2018	2017	Change
Sales	$143.0	$112.3	27.3%
Average daily sales*	$2.2	$1.7	29.3%
Gross profit	$24.2	$18.4	31.5%
Gross margin	16.9%	16.4%
Operating income (Non-GAAP)**	$9.4	$6.0	56.7%
Operating margin (Non-GAAP)	6.6%	5.3%
Corporate & Other
	Quarter Ended March 31,
	2018	2017	Change
Operating expenses (Non-GAAP)**	$(5.3)	$(5.6)	5.4%
Consolidated (1,2)
	Quarter Ended March 31,
	2018	2017	Change
Sales	$355.2	$302.5	17.4%
Gross profit	$96.7	$81.8	18.2%
Gross margin	27.2%	27.0%
Operating income (Non-GAAP)**	$20.8	$13.3	56.4%
Operating margin (Non-GAAP)	5.9%	4.4%

*	Percentages are calculated using sales data in hundreds of thousands. In Q1 2018 both IPG and France had 64 selling days and in Q1 2017 IPG and France had 64 and 65 selling days, respectively.
**
See Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited

1
On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 and 2017 are included in discontinued operations.   On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations.

2
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on March 31, 2018 and April 1, 2017. The first quarters of both 2018 and 2017 included 13 weeks.

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended March 31,
	2018	2017
Industrial Products	$16.3	$12.5
Technology Products - Europe	9.3	5.8
Corporate and Other	(5.5)	(5.9)
GAAP operating income	20.1	12.4

Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.3	0.3
Stock based compensation	0.1	0.1
Total Non-GAAP Adjustments – Industrial Products	0.4	0.4

Technology Products - Europe:
Reverse results of Germany included in GAAP continuing operations	—	0.1
Intangible asset amortization	—	0.1
Stock based compensation	0.1	—
Total Non-GAAP Adjustments: Technology Products Europe	0.1	0.2

Corporate and Other:
Stock based compensation	0.2	0.3
Total Non-GAAP Adjustments: Corporate and Other	0.2	0.3

Industrial Products	16.7	12.9
Technology Products- France	9.4	6.0
Corporate and Other	(5.3)	(5.6)
Non-GAAP operating income	$20.8	$13.3

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended March 31,
	2018	2017
GAAP
Net income from continuing operations	$14.2	$10.3
Provision for income taxes from continuing operations	5.8	2.3
Income from continuing operations before income taxes	20.0	12.6
Interest and other (income) expense from continuing operations, net	0.1	(0.2)
Operating income from continuing operations	20.1	12.4

Non-GAAP adjustments:
Reverse results of Germany included in GAAP operating income from continuing operations	—	0.1
Recurring adjustments	0.7	0.8
Adjusted operating income	20.8	13.3
Interest and other expense (income), net	0.1	(0.2)
Income before income taxes	20.7	13.5
Normalized provision for income taxes	6.2	4.7
Normalized effective tax rate (1)	30.0%	35.0%
Non-GAAP net income from continuing operations	$14.5	$8.8

GAAP net income per diluted share from continuing operations	$0.37	$0.28
Non-GAAP net income per diluted share from continuing operations	$0.38	$0.24

(1)	Effective tax rate of 30% used in the first quarter of 2018 and 35% in the first quarter of 2017.